SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2001

NETWORKS ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20558	77-0316593

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3965 Freedom Circle
Santa Clara, California 95054

(Address of principal executive offices)

(408) 988-3832

(Registrant’s telephone number, including area code)

Item 5.  Other Events

     On August 8, 2001, Networks Associates, Inc., a Delaware corporation and the registrant herein, made announcements regarding its proposed private offering to qualified institutional buyers of Convertible Subordinated Notes due 2006 to raise approximately $300 million. Sale of the notes is subject to market and other conditions, and there can be no assurance that notes will be sold or that the net proceeds of any sale will not be lower than anticipated. A copy of the press release containing the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits

     (a)  Exhibits:

99.1	Press Release dated August 8, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORKS ASSOCIATES, INC.

Dated: August 8, 2001	By:	/s/ STEPHEN C. RICHARDS

	Name:	Stephen C. Richards

	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBIT

Exhibit
Number	Description

99.1	Press Release Dated August 8, 2001.